 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

FIRST QUARTER 2020 FINANCIAL RESULTS

Calabasas, CA, May 15, 2020 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico” or the “Company”), announced today its consolidated financial results for the three months ended March 31, 2020. For the three months ended March 31, 2020, net loss was $1,043,826 ($0.20 diluted loss per share) compared to net loss of $671,074 ($0.13 diluted loss per share) for the three months ended March 31, 2019. Book value per share was $10.13 and $10.38 at March 31, 2020, and December 31, 2019, respectively.

Results of Operations

	Three Months Ended March 31
			Increase (Decrease)
	2020	2019	$	%

Direct written premium	$9,206,886	$8,529,181	$677,705	8%
Net investment income	$520,694	$532,637	$(11,943)	(2)%
Gross commissions and fees	$469,069	$547,445	$(78,376)	(14)%
Losses and loss adjustment expenses	$5,877,385	$5,154,443	$722,942	14%
Policy acquisition costs	$1,144,425	$1,086,713	$57,712	5%

The increase in direct written premium during the three months ended March 31, 2020, was due primarily to growth in the Company’s Transportation vertical, transacted by wholly owned subsidiaries Crusader Insurance Company (“Crusader”) and Unifax Insurance Systems, Inc. (“Unifax”). The Transportation vertical transacts insurance primarily for long-haul trucking operations that are domiciled in California. The growth in the Company’s Transportation vertical was partially offset by declines in the other underwriting verticals.

The decrease in net investment income during the three months ended March 31, 2020, as compared with the three months ended March 31, 2019, was due primarily to a decrease in the average invested assets.

The decrease in gross commissions and fees during the three months ended March 31, 2020, as compared with the three months ended March 31, 2019, was due primarily to decreases in property and casualty insurance policy fee income and health insurance program commission income.

The increase in losses and loss adjustment expenses during the three months ended March 31, 2020, as compared with the three months ended March 31, 2019, was due primarily to higher claims costs related to underwriting activities in the Transportation vertical.

The increase in policy acquisition costs during the three months ended March 31, 2020, as compared with the three months ended March 31, 2019, was due primarily to the increase in net earned premium.

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Management Commentary

“Directly or indirectly, COVID-19 impacted virtually all companies, including Unico. While the long-term effect of the COVID-19 situation on Unico remains unknown, we retooled operations and we continued our business without interruption while protecting the health of our employees,” said Cary L. Cheldin, Unico’s President and Chief Executive Officer.

“Unfortunately, our first quarter’s financial results were disappointing, another net loss. The habitability claims driven by ‘social inflation’ in our Apartment & Commercial Buildings vertical, the reserves strengthening in our Transportation vertical, along with the significant financial markets downturn, contributed to the erosion of stockholders’ value during the quarter.”

“Nonetheless, we remain optimistic about our ability to achieve sustainable profits by continuing to adopt innovative change. For example, our Unifax Insurance Systems agency business is now offering a wider-range of products through a non-admitted, non-affiliated, “A rated” insurer, and our U.S. Risk Managers business is now offering claims adjustment services to non-affiliated companies. We are also optimistic about and thankful for the contributions of our Board of Directors, a highly skilled, diverse team of insurance professionals and business leaders. Despite the challenges presented by COVID-19 and by social inflation, I believe that our company has a great future.”

Definitions and Non-GAAP Financial Measures

Written premium is a non-GAAP financial measure that is defined, under the statutory accounting practices prescribed or permitted by the California Department of Insurance, as the contractually determined amount charged by the insurance company to the policyholder for the effective period of the contract based on the expectation of risk, policy benefits, and expenses associated with the coverage provided by the terms of the policies. Written premium is a required statutory measure. Written premium is defined under U.S. generally accepted accounting principles (“GAAP”) in Accounting Standards Codification Topic 405, “Liabilities,” as “premiums on all policies an entity has issued in a period.” Earned premium, the most directly comparable GAAP measure to written premium, represents the portion of written premium that is recognized as income in the financial statements for the period presented and earned on a pro-rata basis over the terms of the policies. Written premium is intended to reflect production levels and is meant as supplemental information and not intended to replace earned premium. Such information should be read in conjunction with the GAAP financial results.

The following is a reconciliation of direct written premium (before premium ceded to reinsurers) to net earned premium (after premium ceded to reinsurers):

	Three Months Ended March 31
	2020	2019

Direct written premium	$9,206,886	$8,529,181
Less: written premium ceded to reinsurers	(1,979,127)	(1,683,690)
Net written premium	7,227,759	6,845,491
Change in direct unearned premium	(297,061)	(561,777)
Change in ceded unearned premium	(19,564)	(19,564)
Net earned premium	$6,911,134	$6,264,150

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About Unico

Headquartered in Calabasas, California, Unico is an insurance holding company whose subsidiaries underwrite and market property and casualty insurance, and transact health insurance, insurance premium financing and membership association services. Since 1985, the majority of Unico’s financial activity has been related to the operations of its Crusader Insurance Company subsidiary. For more information concerning Crusader Insurance Company, please visit Crusader’s website at www.crusaderinsurance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (or “the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (or “the Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, the ongoing impact of the COVID-19 outbreak; failure to meet minimum capital and surplus requirements; vulnerability to significant catastrophic property loss; a change in accounting standards issued by the Financial Accounting Standards Board; ability to adjust claims accurately; insufficiency of loss and loss adjustment expense reserves to cover future losses; changes in federal or state tax laws; ability to realize deferred tax assets; ability to accurately underwrite risks and charge adequate premium; ability to obtain reinsurance or collect from reinsurers and or losses in excess of reinsurance limits; extensive regulation and legislative changes; reliance on subsidiaries to satisfy obligations; downgrade in financial strength rating by A.M. Best; changes in interest rates; investments subject to credit, prepayment and other risks; geographic concentration; reliance on independent insurance agents and brokers; insufficient reserve for doubtful accounts; litigation; enforceability of exclusions and limitations in policies; reliance on information technology systems; ability to prevent or detect acts of fraud with disclosure controls and procedures; change in general economic conditions; dependence on key personnel; ability to attract, develop and retain employees and maintain appropriate staffing levels; insolvency, financial difficulties, or default in performance of obligations by parties with significant contracts or relationships; ability to effectively compete; maximization of long-term value and no focus on short-term earnings expectations; control by a small number of shareholders; failure to maintain effective system of internal controls; and difficulty in effecting a change of control or sale of any subsidiaries.

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Please see Part I - Item 1A – “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files or furnishes with the SEC from time-to-time, for other important risks and uncertainties that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31	December 31
	2020	2019
	(Unaudited)
ASSETS
Investments
Available-for-sale:
Fixed maturities, at fair value (amortized cost: March 31, 2020 $81,814; December 31, 2019 $82,002)	$82,932	$83,500
Held-to-maturity:
Fixed maturities, at amortized cost (fair value: March 31, 2020 $798; December 31, 2019 $798)	798	798
Equity securities, at fair value (cost: $502 at March 31, 2020, and $0 at December 31, 2019)	458	—
Short-term investments, at fair value	2,198	2,197
Total Investments	86,386	86,495
Cash and cash equivalents	5,276	5,782
Accrued investment income	503	397
Receivables, net	3,987	4,019
Reinsurance recoverable:
Paid losses and loss adjustment expenses	365	686
Unpaid losses and loss adjustment expenses	15,400	14,726
Deferred policy acquisition costs	3,688	3,620
Property and equipment, net	10,223	10,227
Deferred income taxes	4,107	3,925
Other assets	469	430
Total Assets	$130,404	$130,307

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$56,140	$55,067
Unearned premiums	18,107	17,810
Advance premium and premium deposits	345	219
Accrued expenses and other liabilities	2,082	2,130
Total Liabilities	76,674	75,226

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; 5,305,742 and 5,306,720 shares issued and outstanding at March 31, 2020, and December 31, 2019, respectively	3,772	3,773
Accumulated other comprehensive income	883	1,183
Retained earnings	49,075	50,125
Total Stockholders’ Equity	53,730	55,081

Total Liabilities and Stockholders' Equity	$130,404	$130,307

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended
	March 31
	2020	2019
REVENUES
Insurance company operation:
Net earned premium	$6,911	$6,264
Investment income	520	533
Net realized investment gains (losses)	1	(8)
Net unrealized investment losses on equity securities	(45)	—
Other income (loss)	82	(261)
Total Insurance Company Operation	7,469	6,528

Other insurance operations:
Gross commissions and fees	469	547
Finance charges and fees earned	67	49
Other income	—	11
Total Revenues	8,005	7,135

EXPENSES
Losses and loss adjustment expenses	5,877	5,154
Policy acquisition costs	1,144	1,087
Salaries and employee benefits	1,123	1,028
Commissions to agents/brokers	26	50
Other operating expenses	981	628
Total Expenses	9,151	7,947

Loss before taxes	(1,146)	(812)
Income tax benefit	102	141
Net Loss	$(1,044)	$(671)

PER SHARE DATA:
Basic
Loss per share	$(0.20)	$(0.13)
Weighted average shares	5,306,720	5,307,103
Diluted
Loss per share	$(0.20)	$(0.13)
Weighted average shares	5,306,720	5,307,103

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Three Months Ended
	March 31
	2020	2019
Cash flows from operating activities:
Net Loss	$(1,044)	$(671)
Adjustments to reconcile net loss to net cash from operations:
Depreciation and amortization	189	135
Bond amortization, net	(7)	7
Bad debt expense	—	3
Net realized investment (gains) losses	(1)	8
Net unrealized investment losses on equity securities	45	—
Changes in assets and liabilities:
Net receivables and accrued investment income	(74)	(457)
Reinsurance recoverable	(353)	(3,135)
Deferred policy acquisitions costs	(68)	(81)
Other assets	(39)	349
Unpaid losses and loss adjustment expenses	1,073	(324)
Unearned premium	297	561
Advance premium and premium deposits	126	109
Accrued expenses and other liabilities	(48)	(78)
Deferred income taxes	(103)	(149)
Net Cash Used by Operating Activities	(7)	(3,723)

Cash flows from investing activities:
Purchase of fixed maturity investments	(1,736)	(3,574)
Purchase of equity securities	(503)	—
Proceeds from maturity of fixed maturity investments	1,328	1,780
Proceeds from sale or call of fixed maturity investments	604	483
Net decrease (increase) in short-term investments	(1)	3,994
Additions to property and equipment	(185)	(232)
Net Cash Provided (Used) by Investing Activities	(493)	2,451

Cash flows from financing activities:
Repurchase of common stock	(6)	—
Net Cash Used by Financing Activities	(6)	—

Net decrease in cash and cash equivalents	(506)	(1,272)
Cash and cash equivalents at beginning of period	5,782	4,918
Cash and Cash Equivalents at End of Period	$5,276	$3,646

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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